Exhibit 99.2

 Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. to Present at IPAA’s
11th Annual OGIS Florida Conference

HOUSTON, TX – February 2, 2015 (Marketwired) – Yuma Energy, Inc. (NYSE MKT: YUMA) (NYSE MKT: YUMA-PA) (the “Company”) will present at IPAA’s 11th Annual OGIS Florida Conference on Tuesday, February 3, 2015. The conference is being held at the Ritz-Carlton Hotel in Fort Lauderdale. Chairman, President and Chief Executive Officer Sam L. Banks will give a general session presentation from 1:35 p.m. to 2:05 p.m. EDT. Mr. Banks also will conduct a series of one-on-one meetings with institutional investors. Registered attendees interested in scheduling a meeting with management should contact the conference coordinators.

About Yuma Energy, Inc.

Yuma Energy, Inc. is a U.S.-based oil and gas company focused on the exploration for, and development of, conventional and unconventional oil and gas properties, primarily through the use of 3-D seismic surveys, in the U.S. Gulf Coast and California. The Company has employed a 3-D seismic-based strategy to build a multi-year inventory of development and exploration prospects. The Company’s current operations are focused on onshore central Louisiana, where the Company is targeting the Austin Chalk, Tuscaloosa, Wilcox, Frio, Marg Tex and Hackberry formations. In addition, the Company has a non-operated position in the Bakken Shale in North Dakota and operated positions in Kern and Santa Barbara Counties in California. Yuma’s common stock is traded on the NYSE MKT under the trading symbol “YUMA.” For more information about Yuma Energy, Inc., please visit our website at www.yumaenergyinc.com.

For more information, please contact:

James J. Jacobs
Vice President – Corporate and Business Development
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000